                                                                    EXHIBIT 11.1

                              SILICON GAMING, INC.

             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                      THREE MONTHS ENDED    SIX MONTHS ENDED
                                           JUNE 30,             JUNE 30,
                                      --------------------  ------------------
                                        1998       1997       1998      1997
                                      ---------  ---------  --------  --------
Net loss............................. $   5,428  $   5,937  $ 12,192  $ 10,599
                                      =========  =========  ========  ========

Weighted average common shares
 outstanding.........................    14,159     10,979    13,866    10,837
Weighted average common shares
 subject to repurchase...............      (404)      (784)     (449)     (842)
                                      ---------  ---------  --------  --------
  Weighted average common and
   equivalent shares.................    13,755     10,195    13,417     9,995
                                      =========  =========  ========  ========
  Net loss per share................. $   (0.39) $   (0.58) $  (0.91) $  (1.06)
                                      =========  =========  ========  ========
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